Exhibit 28(g)(4) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

EXHIBIT 1
TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,
STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY
Dated December 1, 1993
(Exhibit 1 revised as of 6/30/10)
CONTRACT
DATE                      INVESTMENT COMPANY
12/1/93                      Cash Trust Series, Inc.
12/1/93                                Federated Government Cash Series
12/1/93                                Federated Municipal Cash Series
12/1/93                                Federated Prime Cash Series
12/1/93                                Federated Treasury Cash Series